Item 26(h)(xix)(b)
AMENDMENT TO PARTICIPATION AGREEMENT
     This AMENDMENT TO THE PARTICIPATION AGREEMENT, dated as of the 18th day of April, 2008, by and among Transamerica Life Insurance Company (the “Company”), Financial Investors Variable Insurance Trust (the “Fund”), ALPS Advisers, Inc. (the “Adviser”) and ALPS Distributors, Inc. (the “Distributor”).
WITNESSETH:
     WHEREAS, the parties hereto have entered into a Participation Agreement, dated as of the 30th day of October, 2007, (the “Agreement”), pursuant to which the Fund has agreed to make shares of the Fund available for purchase and redemption by certain Separate Accounts of the Company in connection with the Life Company’s Variable Contracts; and
     WHEREAS, the parties desire to modify the Agreement in certain respects;
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
1.	Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Agreement.
2.	Amendment of Agreement. The Agreement is hereby amended by replacing Schedule A to the Agreement with Schedule A attached to this Amendment.
3.	No Other Modifications. Except as specifically modified hereby, the Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.
TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/
Name:
Title:

FINANCIAL INVESTORS VARIABLE INSURANCE TRUST
By:	/s/
Name:
Title:

ALPS ADVISERS, INC.
By:	/s/
Name:
Title:

ALPS DISTRIBUTORS, INC.
By:	/s/
Name:
Title:

PARTICIPATION AGREEMENT
SCHEDULE A
The following Separate Accounts and Associated Contracts of Transamerica Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

Contracts Funded by Separate Account	Name of Separate Account
Advantage V	PFL Corporate Account One
Advantage VI	PFL Corporate Account One
Advantage X	Transamerica Corporate Separate Account Sixteen